Exhibit 99.1
Calix Reports Second Quarter 2016 Financial Results

PETALUMA, CA – August 2, 2016 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 25, 2016. Revenue for the second quarter of 2016 was $107.4 million, an increase of 8.4% compared to $99.1 million for the second quarter of 2015.
“The second quarter was marked by solid demand with revenues near the upper end of our guidance range and increasing by more than 8% compared to the year ago quarter,” said Carl Russo, Calix, Inc. President and CEO. “The year is off to a strong start, with 2016 first-half revenues also increasing by more than 8% compared to the same period of 2015. We continue to see increasing interest from existing and potential new customers in all geographies spanning our entire platform, software and systems portfolio. Recent highlights include selection of Calix AXOS NG-PON2 systems for lab trials with Verizon and Windstream’s planned deployment of Calix AXOS G.fast nodes and GigaFamily solutions,” added Russo.
The company’s non-GAAP net loss for the second quarter of 2016 was $2.0 million, or $(0.04) per fully diluted share, compared to a non-GAAP net income of $3.3 million, or $0.06 per fully diluted share, for the second quarter of 2015. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“Our reported loss per share was slightly better than guidance. Favorable customer and product mix offset higher litigation expenses and costs associated with the accelerated ramp of a turnkey network improvement project for an important customer,” said William Atkins, Calix, Inc. Executive Vice President and CFO.
The GAAP net loss for the second quarter of 2016 was $5.8 million, or $(0.12) per basic and fully diluted share, compared to a GAAP net loss of $5.8 million, or $(0.11) per basic and fully diluted share, for the second quarter of 2015. A reconciliation of our second quarter 2016 operating results from non-GAAP to GAAP is provided below.

Calix Press Release	Page 2

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended June 25, 2016

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$107,425	$—	$—	$—	$107,425
Cost of revenue	56,422	183	814	—	57,419
Gross profit	51,003	(183)	(814)	—	50,006
Gross margin	47.5%	(0.2)%	(0.8)%	—%	46.5%
Operating expenses	53,026	2,785	—	76	55,887
Operating loss	(2,023)	(2,968)	(814)	(76)	(5,881)
Interest and other income (expense), net	179	—	—	—	179
Loss before provision for income taxes	(1,844)	(2,968)	(814)	(76)	(5,702)
Provision for income taxes	124	—	—	—	124
Net loss	$(1,968)	$(2,968)	$(814)	$(76)	$(5,826)
Weighted average number of shares used to
compute net loss per common share:
Basic and diluted	48,371	48,371	48,371	48,371	48,371
Net loss per common share:
Basic and diluted	$(0.04)	$(0.06)	$(0.02)	$—	$(0.12)

Calix Press Release	Page 3

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its second quarter 2016 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access software, systems, and services enables communications service providers worldwide to transform their networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, statements about potential customer or market opportunities. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2015 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Calix Press Release	Page 4

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 25,	June 27,	June 25,	June 27,
	2016	2015	2016	2015
Revenue	$107,425	$99,129	$205,800	$190,167
Cost of revenue:
Products and services (1)	56,605	48,752	107,835	95,212
Amortization of intangible assets	814	2,088	2,477	4,176
Total cost of revenue	57,419	50,840	110,312	99,388
Gross profit	50,006	48,289	95,488	90,779
Operating expenses:
Research and development (1)	25,033	22,851	47,806	44,765
Sales and marketing (1)	19,213	19,215	38,275	38,974
General and administrative (1)	11,641	9,436	24,325	19,588
Amortization of intangible assets	—	2,552	1,701	5,104
Total operating expenses	55,887	54,054	112,107	108,431
Loss from operations	(5,881)	(5,765)	(16,619)	(17,652)
Interest and other income (expense), net:
Interest income	216	338	427	717
Interest expense	(170)	(279)	(334)	(658)
Other income (expense), net	133	29	216	77
Total interest and other income (expense), net	179	88	309	136
Loss before provision for income taxes	(5,702)	(5,677)	(16,310)	(17,516)
Provision for income taxes	124	102	245	193
Net loss	$(5,826)	$(5,779)	$(16,555)	$(17,709)
Net loss per common share:
Basic and diluted	$(0.12)	$(0.11)	$(0.34)	$(0.34)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	48,371	51,950	48,478	51,843

(1)	Includes stock-based compensation as follows:
Cost of revenue	$183	$211	$310	$386
Research and development	1,099	1,483	2,146	2,695
Sales and marketing	840	1,656	1,662	3,081
General and administrative	846	991	1,571	1,841
	$2,968	$4,341	$5,689	$8,003

Calix Press Release	Page 5

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 25,	June 27,	June 25,	June 27,
	2016	2015	2016	2015
GAAP net loss	$(5,826)	$(5,779)	$(16,555)	$(17,709)
Adjustments to reconcile GAAP net loss to
non-GAAP net income (loss):
Stock-based compensation	2,968	4,341	5,689	8,003
Amortization of intangible assets	814	4,640	4,178	9,280
Acquisition-related costs	76	52	351	242
Non-GAAP net income (loss)	$(1,968)	$3,254	$(6,337)	$(184)
Non-GAAP net income (loss) per common share:
Basic	$(0.04)	$0.06	$(0.13)	$—
Diluted	$(0.04)	$0.06	$(0.13)	$—
Weighted average number of shares used to compute
non-GAAP net income (loss) per common share:
Basic	48,371	51,950	48,478	51,843
Diluted (1)	48,371	52,455	48,478	51,843
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 25,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$26,045	$23,626
Marketable securities	38,167	49,964
Accounts receivable, net	49,118	47,155
Inventory	40,761	47,667
Deferred cost of revenue	6,812	4,918
Prepaid expenses and other current assets	8,139	9,470
Total current assets	169,042	182,800
Property and equipment, net	15,648	17,149
Goodwill	116,175	116,175
Intangible assets, net	2,440	6,618
Other assets	1,075	1,144
Total assets	$304,380	$323,886
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,802	$19,603
Accrued liabilities	43,930	35,512
Deferred revenue	12,367	12,124
Total current liabilities	70,099	67,239
Long-term portion of deferred revenue	19,649	19,569
Other long-term liabilities	1,085	1,293
Total liabilities	90,833	88,101
Stockholders' equity:
Common stock	1,351	1,326
Additional paid-in capital	825,790	818,754
Accumulated other comprehensive loss	(130)	(195)
Accumulated deficit	(573,478)	(556,923)
Treasury stock	(39,986)	(27,177)
Total stockholders' equity	213,547	235,785
Total liabilities and stockholders' equity	$304,380	$323,886

Calix Press Release	Page 7

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended
	June 25,	June 27,
	2016	2015
Operating activities:
Net loss	$(16,555)	$(17,709)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,131	4,978
Loss on retirement of property and equipment	—	5
Amortization of intangible assets	4,178	9,280
Amortization of premiums relating to available-for-sale securities	233	541
Stock-based compensation	5,689	8,003
Changes in operating assets and liabilities:
Restricted cash	—	295
Accounts receivable, net	(1,963)	(11,240)
Inventory	6,906	6,042
Deferred cost of revenue	(1,894)	3,796
Prepaid expenses and other assets	1,394	1,065
Accounts payable	(5,859)	(5,091)
Accrued liabilities	9,012	(2,889)
Deferred revenue	323	(3,612)
Other long-term liabilities	(207)	(135)
Net cash provided by (used in) operating activities	5,388	(6,671)
Investing activities:
Purchases of property and equipment	(3,078)	(3,618)
Purchases of marketable securities	—	(25,271)
Maturities of marketable securities	11,670	27,832
Net cash provided by (used in) investing activities	8,592	(1,057)
Financing activities:
Proceeds from exercise of stock options	14	590
Proceeds from employee stock purchase plan	2,905	2,865
Payments for repurchases of common stock	(12,809)	(3,377)
Taxes paid for awards vested under equity incentive plans	(1,547)	(1,510)
Net cash used in financing activities	(11,437)	(1,432)
Effect of exchange rate changes on cash and cash equivalents	(124)	3
Net increase (decrease) in cash and cash equivalents	2,419	(9,157)
Cash and cash equivalents at beginning of period	23,626	48,829
Cash and cash equivalents at end of period	$26,045	$39,672

Calix Press Release	Page 8

Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com